UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2025 (November 7, 2025)

Medalist Diversified REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-38719	47-5201540
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 8436

Richmond, VA 23226

(Address of principal executive offices)

(804) 338-7708

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of each Exchange on Which Registered	Trading Symbol(s)
Common Stock, $0.01 par value	Nasdaq Capital Market	MDRR

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	Entry Into a Material Definitive Agreement.

Contribution Agreement

On November 7, 2025, MDRR XXV Depositor 1, LLC (the “Depositor”), a Delaware limited liability company and a wholly-owned subsidiary of Medalist Diversified REIT, Inc., a Maryland corporation (the “Company”), entered into a Contribution Agreement (the “Contribution Agreement”) with MDRR XXV DST 1, a Delaware statutory trust (the “DST”), a wholly owned subsidiary of the Company.

Pursuant to the Contribution Agreement, the Depositor agreed to contribute its ownership interest (the “Contribution”) in a Tesla sales, service and delivery facility consisting of a 45,461 square foot, single story building on 3.498 acres of land located at 312 E. 9 Mile Road, Pensacola, Florida (the “Tesla Property”) to the DST in exchange for total consideration of $14,554,504, as described in more detail below, which was based on the price paid by the Company to acquire the Property on July 18, 2025.  The Contribution Agreement contains representations, warranties, covenants, and indemnification obligations customary for transactions of this nature.  On November 7, 2025, the Depositor completed the Contribution.  Upon closing of the Contribution, the Company received cash of $6,932,061 and beneficial interests in the DST having an approximate aggregate net value of $7,622,443.

The DST was formed by MDR XXV Sponsor, TRS, a wholly owned subsidiary of the Company, to hold title to the Tesla Property and expects to offer beneficial interests in the DST to accredited investors in a private placement under Regulation D. The DST intends to offer beneficial interests to third-party investors in a private placement, the proceeds of which will be used to redeem the Depositor’s beneficial interests for cash. Upon completion of such offering, the Company expects to no longer retain an ownership interest in the DST but will continue to control the Tesla Property’s operations as the Trust Manager of the DST under the Amended and Restated Trust Agreement dated November 7, 2025 (the “Trust Agreement”).The Company expects to continue consolidating the DST in its financial statements under applicable accounting guidance until it has sold greater than 50% of the beneficial interests in the DST, at which time the Company will account for its ownership of any remaining beneficial interests in the DST under the equity method of accounting.

Under the terms of the Contribution Agreement and related trust documents:

●	The Company will serve as trust manager for the DST under the Amended and Restated Trust Agreement.
●	The Company’s receipt of beneficial interests in the DST is subject to transfer restrictions customary for private placements.

The foregoing description of the Contribution Agreement is qualified in its entirety by reference to the Contribution Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

Guaranty

On November 7, 2025, in connection with the completion of the Contribution, the DST entered into a Loan Agreement (the “Loan Agreement”) with Pinnacle Bank (the “Lender”), for a loan in the amount of $7,710,000.00 (the “Loan”).

In connection with the Loan Agreement, Medalist Diversified Holdings, LP, a Delaware limited partnership and the Company’s operating partnership (the “Operating Partnership”), has agreed to provide a limited guaranty (the “Guaranty”) with respect to certain potential costs, expenses, losses, damages and other sums for which the DST is directly liable under the Loan Agreement, including losses or damages that may result from certain intentional actions committed by the DST in violation of the Loan Agreement. The Operating Partnership is also providing a guaranty of the principal balance and any interest or other sums outstanding under the Loan Agreement or any other Loan Document (as defined in the Loan Agreement) in the event of certain bankruptcy or insolvency proceedings involving the DST.

The foregoing description of the Loan Agreement and the Guaranty is qualified in its entirety by reference to the Loan Agreement and the Guaranty, copies of which are filed as Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and incorporated by reference in this Item 1.01.

ITEM 2.01	Completion of Acquisition or Disposition of Assets

The disclosure pertaining to the Contribution set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure pertaining to the Guaranty set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Contribution Agreement, dated as of November 7, 2025, by and between MDRR XXV Depositor 1, LLC and MDRR XXV DST 1
10.2	Loan Agreement, dated as of November 7, 2025, by and between MDRR XXV DST 1 and Pinnacle Bank
10.3	Limited Guaranty of Recourse Obligations, dated as of November 7, 2025, by and between Medalist Diversified Holdings, LP and Pinnacle Bank
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL Document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALIST DIVERSIFIED REIT, INC.

Dated: November 12, 2025	By:	/s/ C. Brent Winn, Jr.
C. Brent Winn, Jr.
Chief Financial Officer